Exhibit 23.2

[DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Registration Statement of International Game Technology on Form S-4 of our report dated September 25, 2000, appearing in the Annual Report on Form 10-K of Anchor Gaming for the year ended June 30, 2000, and to the reference to us under the heading “Experts” in the Joint Proxy/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
August 17, 2001